Exhibit 99.1
Investor Contact:
Dan O’Neil
dan.oneil@credosemi.com
Media Contact:
Diane Vanasse
diane.vanasse@credosemi.com
Credo announces pricing of public offering
San Jose, Calif., December 5, 2023 – Credo Technology Group Holding Ltd (Nasdaq: CRDO) (“Credo”) today announced the pricing of an underwritten public offering of 10,000,000 of its ordinary shares at a price to the public of $17.50 per share. An aggregate of 8,940,000 of the shares are being offered by Credo and 1,060,000 shares are being offered by selling shareholders. The gross proceeds from the offering to Credo, before deducting underwriting discounts and commissions and other offering expenses payable by Credo, are expected to be $156.5 million. The offering is scheduled to close on December 8, 2023, subject to the satisfaction of customary closing conditions. Credo’s ordinary shares are listed on the Nasdaq Global Select Market under the ticker symbol “CRDO”.
The underwriters for the offering also have a 30-day option to purchase up to an additional 1,500,000 ordinary shares from Credo at the price to the public, less underwriting discounts and commissions.
Goldman Sachs & Co. LLC is acting as lead book-running manager for the offering. Barclays, Needham & Company, Stifel and Mizuho are acting as book-running managers. Craig-Hallum and Roth Capital Partners are acting as co-managers for the offering.

The shares are being offered pursuant to an automatically effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on December 5, 2023. The offering is being made only by means of a prospectus supplement and the accompanying prospectus that forms a part of the registration statement. Before you invest, you should read the prospectus in that registration statement and the documents incorporated by reference in that registration statement, as well as the prospectus supplement related to this offering and the documents incorporated by reference therein. Copies of the final prospectus supplement and accompanying prospectus, when available, may be obtained on the SEC's website, www.sec.gov, or from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Credo
Credo’s mission is to deliver high-speed solutions to break bandwidth barriers on every wired connection in the data infrastructure market. Credo is an innovator in providing secure, high-speed connectivity solutions that deliver improved power efficiency as data rates and corresponding bandwidth requirements increase exponentially throughout the data infrastructure market.
Caution Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding Credo’s current expectations. These forward-looking statements include, without limitation, references to Credo’s expectations regarding the completion, timing and size of Credo’s public offering. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to completion of the public offering and the satisfaction of customary closing conditions related to the public offering. These and other risks and uncertainties are described more fully in the sections captioned “Risk Factors” in, and other sections of, Credo’s Annual Report on Form 10-K for the fiscal year ended April 29, 2023 and Credo’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2023, in the preliminary prospectus supplement relating to the offering and in any subsequent filings with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Credo undertakes no duty to update such information except as required under applicable law.
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